EXHIBIT 23.01

             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated May 20, 1996, relating to the financial statements of Panda Interfunding as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/  PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Dallas, Texas
October 11, 1996